UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2012

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Pursuant to the Affiliation Agreement dated April 28, 2011 between SunPower Corporation (“SunPower”) and Total Gas & Power USA S.A.S., a French société par actions simplifiée (“Total”), SunPower and Total agreed that on June 21, 2012 (the first anniversary of the completion of Total's tender offer for SunPower's common stock), (i) independent directors are obligated to cause one of the independent directors to resign from the board of directors of SunPower (the “Board”), (ii) upon the effectiveness of such resignation, Total will promptly cause one of the directors previously designated by it to resign, and (iii) thereafter, the Board will take all action necessary to reduce the number of authorized members of the Board to nine directors. On June 18, 2012, W. Steve Albrecht, an independent director of SunPower, and Jean-Marc Otero del Val, a director designated by Total, each notified the Board of his willingness and intent to resign from the Board effective June 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: June 19, 2012	By:	/S/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer